UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2012

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 10, 2012, Chemtura Corporation held its 2012 Annual Meeting of Shareholders. The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies, and the proposals are described in detail in Chemtura’s Proxy Statement filed with the Securities and Exchange Commission on April 2, 2012 (the “Proxy Statement”). The results of the shareholder vote are as follows:

a.	Messrs. Jeffrey D. Benjamin, Timothy J. Bernlohr, Alan S. Cooper, James W. Crownover, Robert A. Dover, Jonathan F. Foster, Craig A. Rogerson, John K. Wulff and Ms. Anna C. Catalano were each elected by the shareholders to a term to expire in 2013 or until their respective successors are duly elected and qualified.

Nominees	For	Withheld	Broker Non-Votes
Jeffrey D. Benjamin	80,556,121	90,432	9,014,213
Timothy J. Bernlohr	79,771,476	875,077	9,014,213
Anna C. Catalano	80,047,864	598,689	9,014,213
Alan S. Cooper	80,568,549	78,004	9,014,213
James W. Crownover	79,992,178	654,375	9,014,213
Robert A. Dover	80,569,407	77,146	9,014,213
Jonathan F. Foster	80,125,256	521,297	9,014,213
Craig A. Rogerson	77,899,679	2,746,874	9,014,213
John K. Wulff	75,539,225	5,107,328	9,014,213

b.	The shareholders approved, on an advisory (non-binding) basis, the compensation paid to Chemtura’s named executive officers disclosed in the Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and related disclosures.

For	Against	Abstain	Broker Non-Votes
77,854,183	1,021,160	1,771,210	9,014,213

c.	The shareholders approved the Chemtura Corporation 2012 Employee Stock Purchase Plan attached as Appendix B to the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
79,233,925	333,439	1,079,189	9,014,213

d.	The shareholders ratified the appointment of KPMG LLP as Chemtura’s independent registered public accounting firm for 2012.

For	Against	Abstain
89,364,226	253,986	45,554

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:	May 14, 2012